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                       EXECUTIVE MANAGEMENT AGREEMENT



          This Agreement is made and entered into as of the 31st day of October, 1996, by and between International Logistics Limited, a Delaware corporation (the "Company"), and William E. Simon & Sons, L.L.C., a limited liability company organized under the laws of the state of Delaware ("Simon"). Capitalized terms, not defined herein, shall have the meaning ascribed to them in the Amended and Restated Stockholders Agreement dated as of October 31, 1996 by and among the Company and each of the Holders listed on Exhibit A thereto.

                      W I T N E S S E T H:

          WHEREAS, the Company desires to enter into a management agreement with Simon for the provision of executive management services.

          WHEREAS, Simon is willing and able to provide the Company with executive management services.

          NOW THEREFORE, in consideration of the premises and of other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

SECTION 1.  SERVICES

          A. The Company hereby retains Simon to provide the Company with executive management services as provided herein. Such services shall include consultation, advice and direct management assistance to the Company with respect to operations, strategic planning, financing and other aspects of the business of the Company. Simon shall devote such time as is reasonably necessary to provide such services.


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          B.   Simon accepts the appointment provided in Section 1.A above and agrees to provide executive management services to the Company in accordance with the terms hereof.

SECTION 2.     CONSIDERATION

          A. BASE FEE. In consideration of the executive management services to be provided by Simon to the Company, and provided there exists no continuing or uncured material event of default under the material terms of indebtedness of the Company or any of its Subsidiaries, the Company shall pay and Simon shall be entitled to receive a management fee of $350,000 per year, which shall be payable in arrears on a pro rata basis upon the completion of each fiscal quarter of the Company (the "Base Fee"). The Base Fee shall be paid by wire transfer of immediately available funds, to such account or accounts as shall be designated from time to time by Simon. All payments with respect to the Base Fee by the Company shall be subject to applicable restrictions contained in the Company's and its Subsidiaries' debt and equity financing agreements.
If any such restrictions prohibit any payments with respect to the Base Fee hereunder which the Company is otherwise obligated to make, the Company shall make such payments as soon as it is permitted to do so under such restrictions.

          B. EXPENSES. In addition to the Base Fee, Simon shall also be entitled to reimbursement for all reasonable out-of-pocket expenses incurred by Simon or its personnel in connection with the performance of Simon's duties hereunder, which amounts shall be so reimbursed when invoices with respect thereto are submitted by Simon to the Company.


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SECTION 3.     TERM

          This Agreement shall take effect as of the date first above written and shall continue until automatically terminated by the first to occur of (i) a Qualified Public Offering; (ii) a Sell-Down Event; (iii) a WES&S Purchase Default; (iv) a WES&S Funding Default; or (v) Termination of the Agreement by the Board as a result of criminal misconduct or fraud by Simon. Unless terminated as set forth in clauses (i) through (v) above or pursuant to Section 4(c), this Agreement shall take effect from the date hereof and shall remain in effect until May 2, 2000. This Agreement shall thereafter be renewed, subject to approval by the Board, for successive annual periods unless the Company or Simon terminates this Agreement by 90 days' notice to the other party prior to the commencement of a renewal period.

SECTION 4.     MISCELLANEOUS

          A. Any notice required or desired to be given hereunder shall be in writing and shall be personally served or shall be deemed given three business days after deposit in the United States mail, registered or certified, postage and fee prepaid, and addressed as follows:

               If to the Company:

                    International Logistics Limited
                    310 South Street, P.O. Box 1913
                    Morristown, NJ 07962-1913
                    Attention:       Roger E. Payton

               If to Simon:

                    William E. Simon & Sons, L.L.C.
                    10990 Wilshire Boulevard, Suite 1750
                    Los Angeles, CA  90024
                    Attention:       Michael Lenard


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          B.   This Agreement shall be binding upon the successors and assigns of the parties hereto, including but not limited to any corporation or other entity into which the Company is merged, liquidated or otherwise combined, unless the Company shall be sold in its entirety.

          C. If at any time (1) all Persons that presently directly, or indirectly through one or more intermediaries, control Simon no longer control Simon or (2) both Michael B. Lenard and William E. Simon Jr. are no longer affiliated with Simon or any of its affiliates or subsidiaries, then this Agreement shall terminate unless extended by mutual consent of Simon and the Company. For the purposes of this Agreement, (1) "Person" shall mean an individual, partnership, corporation, association, joint stock company, trust, joint venture, unincorporated organization or governmental entity and (2) "control" shall mean (a) direct or indirect ownership of 50% or more of the members' capital interests of Simon (or the economic value thereof), (b) direct or indirect ownership by Simon of its assets under circumstances whereby not more than 50% of the value of such assets has been pledged or sold to persons other than Simon or (c) possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of Simon, whether through the ownership of voting securities or by agreement or otherwise.

          D. This Agreement shall not be amended except by a written instrument executed by the parties.

          E. This Agreement is made under and shall be construed in accordance with the laws of the State of California.


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          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date above written.

                              INTERNATIONAL LOGISTICS LIMITED



                              By: /s/ Roger E. Payton
                                 -----------------------------


                              WILLIAM E. SIMON & SONS, L.L.C.



                              By: /s/ Michael B. Lenard
                                 -----------------------------









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